UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2008
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-8226	74-2144774
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

10370 Richmond Ave., Suite 600
Houston, TX		77042
(Address of principal executive offices)		(Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.
     On July 15, 2008, Grey Wolf, Inc. (“Grey Wolf”) and Basic Energy Services, Inc. (“Basic”) mutually agreed to terminate the Agreement and Plan of Merger (the “Merger Agreement”) dated April 20, 2008 by and among Grey Wolf, Basic and Horsepower Holdings, Inc. due to the fact that the Grey Wolf shareholders did not approve the Merger Agreement at the Special Meeting of Stockholders held on the same date.
     Pursuant to the terms of the Merger Agreement, as a result of the agreement to terminate the Merger Agreement, Grey Wolf has paid to Basic a termination fee in the amount of $5 million. If Grey Wolf enters into an agreement to sell Grey Wolf to any other third party within 365 days after July 15, 2008, the date the Merger Agreement was terminated, then, pursuant to the terms of the Merger Agreement, Basic could be owed an additional $25 million. The additional $25 million fee would be payable only upon consummation of a subsequent transaction. In general, Basic and Grey Wolf bear their own fees and expenses for their respective lawyers, accountants, investment bankers and consultants. However, there are exceptions to the general rule that each party bears its own costs, and for those items Basic and Grey Wolf agreed in the Merger Agreement to split the costs evenly. Grey Wolf’s financial obligation for such costs is expected to be approximately $17 million. The cost splitting items include the following (i) Securities and Exchange Commission filing fees; (ii) costs of printing the joint proxy statement/prospectus filed in connection with the solicitation of votes in favor of the Merger Agreement; (iii) filing fees required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) all costs of negotiating, documenting and obtaining the merger financing, including the commitment fee of the lenders and the lenders’ legal fees (but excluding Basic’s and Grey Wolf’s legal fees).
     Also on June 15, 2008, Grey Wolf issued a press release, which is attached hereto as Exhibit 99.1 and incorporated herein by reference, in which Grey Wolf announced that its board of directors will again review Grey Wolf’s alternatives for enhancing shareholder value, which will include an update to Grey Wolf’s existing strategic plan.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:
99.1	Grey Wolf, Inc. Press Release dated July 15, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 15, 2008

GREY WOLF, INC.
/s/ DAVID W. WEHLMANN
David W. Wehlmann,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

99.1	Grey Wolf, Inc. Press Release dated July 15, 2008